CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of James Alpha Funds Trust d/b/a Easterly Funds Trust and to the use of our report dated October 30, 2025 on the financial statements and financial highlights of the Easterly Snow Small Cap Value Fund, a series of James Alpha Funds Trust d/b/a Easterly Funds Trust, appearing in Form N-CSR for the year ended August 31, 2025, which is also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 27, 2026